Exhibit 99.1

Arcellx Announces Partial Clinical Hold Lifted on iMMagine-1 Phase 2 Clinical Program and Reports Second Quarter Financial Results

-- Company expects to present preliminary data from iMMagine-1 study in 2H’24 --

REDWOOD CITY, Calif., August 14, 2023 /PRNewswire/ -- Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today announced the U.S. Food and Drug Administration (FDA) has lifted the partial clinical hold placed on the company’s CART-ddBCMA investigational new drug for the treatment of patients with relapsed or refractory multiple myeloma (rrMM) and reported financial results for the second quarter ended June 30, 2023.

“We have worked closely with FDA to expeditiously resolve the clinical hold and we thank them for their collaboration and dialogue throughout this process,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “During the review process, we updated our trial protocol, and were pleased that FDA allowed for expanded bridging therapies, which better aligns our protocol with current clinical practice. As a key step to enhancing protocol adherence related to the prevention and management of the risk of adverse events, we retrained clinical sites. Importantly, during the partial clinical hold, FDA approved dosing of all 17 patients who had been enrolled but not yet dosed prior to the hold, minimizing treatment disruption for patients and clinicians. We and our partners at Kite remain confident in CART-ddBCMA’s potential as a best-in-class therapy for the treatment of patients with rrMM given the totality of data to date across our studies. We have a strong balance sheet funding operations through BLA filing and into 2026. We look forward to presenting data from our Phase 1 study later this year as well as preliminary data from the iMMagine-1 study in the second half of 2024. Additionally, we continue to expect commercial launch of CART-ddBCMA to be in 2026.”

Recent Business Progress

Announced clinical hold and clinical hold lifted by FDA for the company’s iMMagine-1 Phase 2 Clinical Program. On June 19, 2023, Arcellx announced that its iMMagine-1 study had been placed on partial clinical hold by FDA following a recent patient death, which involved a patient who was treated with CART-ddBCMA despite becoming ineligible for treatment under the trial protocol prior to CART-ddBCMA infusion. Subsequently, the patient was managed in a manner that conflicted with the trial protocol. On August 14, 2023, Arcellx announced that FDA had lifted the partial clinical hold after aligning with FDA on modifications to the iMMagine-1 trial protocol related to the prevention and management of the risk of adverse events within the trial. As a key effort to enhance protocol adherence, Arcellx retrained clinical sites. Additionally, FDA allowed an expansion of treatment options for therapies that patients in the iMMagine-1 trial are permitted to receive between apheresis and CAR-T infusion (also known as bridging therapies) to better align its protocol with current clinical practice. The company anticipates presenting preliminary data from the iMMagine-1 study in the second half of 2024.

Second Quarter 2023 Financial Highlights

Cash, cash equivalents, and marketable securities:
As of June 30, 2023, Arcellx had cash, cash equivalents, and marketable securities of $506.5 million. Arcellx anticipates that its cash, cash equivalents, and marketable securities will fund its operations into 2026.

Collaboration revenue:
Collaboration revenue was $14.3 million and $0 for the quarters ended June 30, 2023 and 2022, respectively. The revenue results for the three months ended June 30, 2023 is from the recognition of research and development performed under the arrangement described in the recent license and collaboration agreement with Kite Pharma, Inc. (Kite). Revenue is being recognized on a percentage of completion basis over the term of the contract with Kite.

R&D expenses:
Research and development expenses were $28.3 million and $22.1 million for the quarters ended June 30, 2023 and 2022, respectively, an increase of $6.2 million. This increase was primarily driven by higher external costs associated with the advancement of the company's CART-ddBCMA clinical program and personnel.

G&A expenses:
General and administrative expenses were $15.5 million and $9.2 million for the quarters ended June 30, 2023 and 2022, respectively, an increase of $6.3 million. This increase was driven by primarily by personnel and professional fees.

Net loss:
Net loss was $23.9 million and $30.8 million for the quarters ended June 30, 2023 and 2022, respectively.

About Arcellx, Inc.
Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx's mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. Arcellx's lead product candidate, CART-ddBCMA, is being developed for the treatment of relapsed or refractory multiple myeloma (rrMM) in a Phase 2 pivotal trial. CART-ddBCMA has been granted Fast Track, Orphan Drug, and Regenerative Medicine Advanced Therapy designations by the U.S. Food and Drug Administration.

Arcellx is also advancing its dosable and controllable CAR-T therapy, ARC-SparX, through two clinical-stage programs: a Phase 1 study of ACLX-001 for rrMM, initiated in the second quarter of 2022; and ACLX-002 in relapsed or refractory acute myeloid leukemia and high-risk myelodysplastic syndrome, initiated in the fourth quarter of 2022. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on X (formerly Twitter, @arcellx) and LinkedIn.

About Arcellx and Kite Pharma Collaboration

Arcellx and Kite, a Gilead Company, recently formed a global strategic collaboration to co-develop and co-commercialize Arcellx’s CART-ddBCMA candidate for the treatment of patients with relapsed or refractory multiple myeloma currently in a pivotal Phase 2 study. Kite and Arcellx will jointly advance and commercialize the CART-ddBCMA asset in the United States, and Kite will commercialize the product outside the U.S.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including Arcellx's plans for the clinical development of its product candidates, including anticipated announcements of additional data; expected timeline for commercial launch of its lead product candidate, if approved by FDA; Arcellx and Kite’s plans to advance and commercialize CART-ddBCMA; and the sufficiency of cash, cash equivalents and marketable securities and its ability to fund operations through certain regulatory milestones and timelines. The forward-looking statements contained herein are based upon Arcellx's current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part II, Item 1A (Risk Factors) in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, filed with the Securities and Exchange Commission (SEC) on or about the date hereof, and the other documents that Arcellx may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Myesha Lacy

Arcellx, Inc.

ir@arcellx.com

510-418-2412

Media Contact

Andrea Cohen
Sam Brown Inc.
andreacohen@sambrown.com
917-209-7163

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